EXHIBIT 10
                                   ----------

                                                         (ARTHUR ANDERSEN LOGO)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/Arthur Andersen LLP

Arthur Andersen LLP

Milwaukee, Wisconsin
October 20, 2000